Exhibit 10.8

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 7, 2019, is entered into by and among BIOLASE, INC., a Delaware corporation (“Borrower”), each of the undersigned financial institutions (individually each a “Lender” and collectively “Lenders”) and SWK FUNDING LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Credit Agreement dated as of November 9, 2018 (as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, Borrower, Agent and Lenders desire to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.1Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments to Credit Agreement

2.1Amendment to Section 1.1.  Effective as of the date hereof, the definition of “Term Loan Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Term Loan Commitment means $15,000,000.”

2.2Amendment to Section 2.1.  Effective as of the date hereof, Section 2.1 of the Credit Agreement is hereby amended and restated to read as follows:

“2.1Term Loan Commitments.

The Commitments of Lenders to make any Term Loan shall terminate concurrently with the making the of such Term Loan.  The Term Loan is not a revolving credit facility, and therefore any amount thereof that is repaid or prepaid by Borrower, in whole or in part, may not be re-borrowed.”

2.3Amendment to Section 2.2.  Effective as of the date hereof, Section 2.2 of the Credit Agreement is hereby amended and restated to read as follows:

“2.2Loan Procedure.

(a)Borrower, Agent and Lenders hereby agree and acknowledge that, as of May 7, 2019, the outstanding principal balance of the Term Loan is $12,500,000.

(b)On or about May 7, 2019, Lenders shall make an additional term loan in the original principal amount of $2,500,000, resulting in an aggregate outstanding principal balance of the Term Loan of $15,000,000.  Upon the funding of such additional term loan amount under this Section 2.2.2, Borrower shall pay to Agent, for its own account, an origination fee in the amount of $37,500, which origination fee shall be deemed fully earned and non-refundable as of the funding of such subsequent term loan.  All such term loan advances described in this Section 2.2 shall be deemed a single term Loan (each such loan, individually and collectively, the “Term Loan”) which shall be in an aggregate principal amount equal to the Term Loan Commitment.”

2.4Amendment to Section 2.7.  Effective as of the date hereof, Section 2.7 of the Credit Agreement is hereby amended to add a new Section 2.7(c) thereto to read as follows:

“(c)First Amendment Fee.  Upon the Termination Date, Borrower shall pay a deferred amendment fee in relation to that certain First Amendment to this Agreement (the “First Amendment Fee”) to Agent, for its own account, in an amount equal to $150,000, which First Amendment Fee shall be deemed fully earned and non-refundable on May 7, 2019.”

2.5Amendment to Section 7.13.1.  Effective as of the date hereof, Section 7.13.1 of the Credit Agreement is hereby amended and restated to read as follows:

“7.13.1   Consolidated Unencumbered Liquid Assets.

(a)         Not permit the Consolidated Unencumbered Liquid Assets as of any date of determination to be less than $1,500,000.

(b)         Not permit the Consolidated Unencumbered Liquid Assets as of the last day of any Fiscal Quarter to be less than the greater of (i) $1,500,000, or (ii) Operating Burn for such Fiscal Quarter.

(c)         Notwithstanding the foregoing, in the event that the Aggregate Revenue for the Fiscal Quarter ending September 30, 2019 is less than $11,500,000 and the EBITDA of Borrower for such Fiscal Quarter is less than –($1,000,000), then Sections 7.13.1(a) and (b) above shall each automatically be amended, without the need for any further action by Agent or any Lender, to replace each reference to “$1,500,000” with a reference to “$3,000,000 until such time as Borrower shall have  issued (i) additional Equity Interests and/or (ii) Subordinated Debt which in the aggregate results in gross cash proceeds to Borrower of not less than $5,000,000, or any combination thereof, in each in form and substance reasonably acceptable to Agent.”

2.6Amendment to Section 7.13.3.  Effective as of the date hereof, Section 7.13.3 of the Credit Agreement is hereby amended and restated to read as follows:

“7.13.3  Minimum EBITDA.

Not permit the EBITDA of Borrower and its Subsidiaries for the consecutive month period ending on the last Business Day of any Fiscal Quarter set forth in the table below (designated by “Q” in the table below) to be less than the applicable amount set forth in the table below for such period.

Minimum LTM EBITDA as of the end of:
Nine (9) month period ending Q2 2019	-($8,300,000)
Twelve (12) month period ending Q3 2019	-($10,000,000)
Twelve (12) month period ending Q4 2019	-($7,500,000)
Twelve (12) month period ending Q1 2020	-($7,000,000)
Twelve (12) month period ending Q2 2020	-($6,000,000)
Twelve (12) month period ending Q3 2020	-($5,000,000)
Twelve (12) month period ending Q4 2020	-($3,000,000)
Twelve (12) month period ending Q1 2021	-($1,500,000)
Twelve (12) month period ending Q2 2021	-($500,000)
Twelve (12) month period ending Q3 2021	$0
Twelve (12) month period ending Q4 2021 and each Fiscal Quarter thereafter	$1,000,000

2.7Amendment to Annex I.  Effective as of the date hereof, Annex I of the Credit Agreement is hereby amended and restated to read as follows:

ANNEX I

Commitments and Pro Rata Term Loan Shares

Lender	Commitment	Pro Rata Term Loan Share
SWK Funding LLC	$15,000,000	100%

ARTICLE III

Conditions Precedent and Post-Closing Obligations

3.1Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent in its sole discretion:

(A).Agent shall have received this Amendment duly executed by Borrower.

(B).The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(C).No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

(D).All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent; and Borrower shall provide to Agent a Manager’s certificate with resolutions in form and substance acceptable to Agent.

(E).Agent shall have received that certain Warrant to be issued on the date hereof by Borrower in form and substance acceptable to Agent.

3.2Post-Closing Obligation.  In the event that the Aggregate Revenue for the Fiscal Quarter ending June 30, 2019 is less than $12,500,000, then Borrower shall have a shelf registration statement declared effective by the U.S. Securities and Exchange Commission on or before September 30, 2019, on Form S-3, if eligible, with a proposed maximum aggregate offering price of at least $10,000,000 of equity or other subordinate capital.

ARTICLE IV

Limited Waiver, Ratifications, Representations and Warranties

4.1Limited Waiver.  Borrower was in non-compliance with the requirement of Section 7.13.1 of the Credit Agreement for the period ending March 31, 2019 and the requirement of Section 7.13.3 of the Credit Agreement for the period ending March 31, 2019, which failures constituted Events of Default under Section 8.1.4 of the Credit Agreement (the “Specified Non-Compliance Items Items”).  Agent, on behalf of the Lenders, hereby waives the Specified Non-Compliance Items effective as of the date hereof.  Except as specifically set forth above in relation to the Specified Non-Compliance Items, nothing contained in this Amendment or any other communication between Agent, any Lender, Borrower or any other Loan Party shall be a waiver of any past, present or future non-compliance, violation, Default or Event of Default of Borrower under the Credit Agreement or any Loan Document.  Except as specifically set forth above in relation to the Specified Non-Compliance Items, Agent and each Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any non-compliance, violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent or any Lender under the Credit Agreement or any Loan Document or any other contract or instrument.  Nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

4.2Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower, Lenders and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

4.3Representations and Warranties.  Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment, any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower’s directors and/or managers have authorized the execution, delivery and performance of this Amendment any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) except as it relates to the Specified Non-Compliance Items, no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Loan Parties are in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, no Loan Party has amended its organizational documents since the date of the Credit Agreement.

ARTICLE V

Miscellaneous Provisions

5.1Survival of Representations and Warranties.   All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

5.2Reference to Credit Agreement.  Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

5.3Expenses of Agent.  As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable fees and costs of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable fees and costs of legal counsel.

5.4Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.6Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

5.7Effect of Waiver.  No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9Applicable Law.  THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

5.10Final Agreement.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY Borrower AND AGENT.

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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first written above.

BORROWER:

BIOLASE., INC.,
A Delaware corporation

By:	/s/ John R. Beaver

Name:	John R. Beaver
Title:	Executive Vice President and
Chief Financial Officer

AGENT AND LENDER:
SWK FUNDING LLC, as Agent and a Lender

By:	SWK Holdings Corporation,
its sole Manager

	By:	/s/ Winston Black

	Name:	Winston Black
	Title:	Chief Executive Officer and President